Exhibit 10.4
GUARANTY
     THIS GUARANTY is executed as of the 22nd day of December, 2010, by Steadfast Income REIT, Inc., a Maryland corporation, with offices at 18100 Von Karman Avenue, Suite 500, Irvine, California (“Guarantor”) for the benefit of Ames Community Bank, with offices at 925 Gateway Drive, Grimes, Iowa 50111 (“Lender”).
W I T N E S S E T H:
     WHEREAS, Lender has committed to make a loan to SIR Park Place, LLC, an Iowa limited liability company (“Borrower”) to be secured by certain Property as defined in the Loan Agreement and other Loan Documents on the condition that Guarantor guarantees the payment of up to ONE MILLION DOLLARS ($1,000,000) of the Loan and Note.
     NOW, THEREFORE, as a material inducement to Lender to make the Loan to Borrower, Guarantor hereby agrees as follows:
ARTICLE I
NATURE AND SCOPE OF GUARANTY
     Section 1.01. Guaranty of Obligation. Guarantor hereby irrevocably and unconditionally guarantees to Lender the prompt payment when due of the “Guaranteed Debt” (hereinafter defined). Guarantor acknowledges and agrees that Guarantor will receive, directly or indirectly, great and material benefit from the making of this Guaranty. Notwithstanding the foregoing or any other provision of this Guaranty, in no event shall Guarantor’s aggregate liability under this Guaranty exceed the lesser of One Million Dollars or the Guaranteed Payment (defined below).
     Section 1.02. Definition of Guaranteed Debt. As used herein, the term “Guaranteed Debt” means:
     (a) All principal, interest, commitment fees, late fees, liabilities for costs and expenses and other indebtedness, obligations and liabilities of Borrower to Lender arising under that certain Promissory Note (the “Note”), of even date herewith, executed by Borrower and payable to the order of Lender in the original principal amount of $5,000,000.00 and under any renewals, modifications, increases and extensions of the Note (collectively, the “Guaranteed Note”) and under any other documents or instruments securing payment of the Guaranteed Note; and
     (b) All costs, expenses and fees, including but not limited to court costs and attorneys’ fees, arising in connection with the collection of any or all amounts, indebtedness, obligations and liabilities of Borrower to Lender described in item (a) of this Section 1.02.
     Section 1.03. Payment by Guarantor. If all or any part of the Guaranteed Debt shall not be paid when due, whether at maturity or earlier by acceleration or otherwise, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate or acceleration or any other notice whatsoever, pay in lawful money of the United States of America an amount not to exceed ONE MILLION DOLLARS (the “Guaranteed Payment”) due on the Guaranteed Debt to Lender at Lender’s principal office set forth in the preamble hereof. Notwithstanding the foregoing or any other provision of this Guaranty or any of the other Loan Documents, (a) the amount of the Guaranteed Payment shall be reduced one dollar for each dollar that the principal balance payable under the Note is reduced below $5,000,000,00 and (b) this Guaranty shall automatically terminate and be of no further force or effect if the principal balance payable under the Note is ever less than or equal to $4,000,000.00.
     Section 1.04. No Duty to Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce such payment by Guarantor, first to (i) institute suit or exhaust its remedies against Borrower, (ii) enforce Lender’s rights against any security which shall ever have been given to secure the Guaranteed Debt, (iii) join Borrower or any others liable on the Guaranteed Debt in any action seeking to enforce this Guaranty, or (iv) resort to any other means of obtaining payment of the Guaranteed Debt. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Debt.
     Section 1.05. Waiver of Notices, Etc. Guarantor agrees to the provisions of the Guaranteed Note, and hereby waives notice of (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Guaranteed Note or of any other instrument or document pertaining to all or any part of the Guaranteed Debt, or (iv) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty and any documents or agreements evidencing, securing or relating to any of the Guaranteed Debt and the obligations hereby guaranteed.
     Section 1.06. Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and not a guaranty of collection.
     Section 1.07. Payment of Expenses. In the event that Guarantor should breach or fail timely to perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender all costs and expenses (including internal administrative expenses and costs, court costs and reasonable attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder.
     Section 1.08. Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Debt, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance

ARTICLE II
EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING
GUARANTOR’S OBLIGATIONS
     Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and Guarantor hereby waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:
     Section 2.01. Modifications, Etc. Any renewal, extension, increase, modification, assumption, alteration or rearrangement of all or any part of the Guaranteed Debt, or of the Guaranteed Note.
     Section 2.02. Adjustment, Etc. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower.
     Section 2.03. Invalidity of Guaranteed Debt. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Debt, or any document or agreement executed in connection with the Guaranteed Debt, for any reason whatsoever.
     Section 2.04. Release of Borrower. Any full or partial release of the liability of Borrower.
     Section 2.05. Other Security. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Debt.
     Section 2.06. Release or Sale of Collateral, Etc. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment of any collateral at any time securing payment of the Guaranteed Debt or any failure to sell the Property or any part of the Property or any collateral in a commercially reasonable manner or as otherwise required by law.
     Section 2.07. Care and Diligence. The failure of Lender or any other person or party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of the Property or any collateral at any time securing payment of the Guaranteed Debt.
     Section 2.08. Status of Liens. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Debt shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien.

     Section 2.09. Offset. Any existing or future right of offset, claim or defense of Borrower against Lender, or any other party, or against payment of the Guaranteed Debt, whether such right of offset, claim or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise.
     Section 2.10. Merger. The reorganization, merger or consolidation of Borrower into or with any other corporation or entity.
     Section 2.11. Legal Proceedings. The commencement, existence or completion of any proceeding against the Borrower or otherwise related to the collection and enforcement of the Guaranteed Debt.
     Section 2.12. Limitation of Liability. Any limitation on the full personal liability of the Borrower for payment of the Guaranteed Debt or under any document or agreement executed in connection with the Guaranteed Debt.
     Section 2.13. Bankruptcy Proceedings. The receivership, insolvency, bankruptcy or other proceedings affecting Borrower or any its property, Guarantor or any other person or entity.
     Section 2.14. Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrowers or any Borrower Party or someone else.
     Section 2.15. Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Guaranteed Debt, or the security, or the Property, and/or any collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Debt pursuant to the terms hereof; it is the unambiguous and unequivocal intention of Guarantor that, subject to the other provisions of this Guaranty, including without limitation, the last sentence of section 1.01 above, Guarantor shall be obligated to pay the Guaranteed Debt when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or not contemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Debt.
ARTICLE III
SUBORDINATION OF CERTAIN INDEBTEDNESS:
WAIVER OF SUBROGATION
     Section 3.01. Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether now existing or hereafter arising. During the occurrence and continuation of any Event of Default as defined in the Loan Documents (or event or condition which with the giving of notice or passage of time or both would become an Event of Default) under the Guaranteed Note or any of the documents or instruments executed in connection therewith, Guarantor shall not receive or collect, directly or indirectly, any amount upon the Guarantor Claims.

     Section 3.02. Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Borrower as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender.
     Section 3.03. Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of any claim by Guarantor shall be subordinate to the Guaranteed Debt.
     Section 3.04. Waiver of Subrogation. Guarantor hereby waives any right, claim or action that it may now or hereafter have against Borrower arising out of, or in connection with, Guarantor’s obligations under this Guaranty or the payment by Guarantor of all or any part of the Guaranteed Debt including, without limitation, any right or claim for subrogation, contribution, reimbursement, exoneration, or indemnity.
ARTICLE IV
MISCELLANEOUS
     Section 4.01. Waiver. No modification or waiver of any provision of this Guaranty or consent to departure therefrom shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved.
     Section 4.02. Notices. Any notices or other communications required or permitted to be given by this Guaranty must be given in writing and shall be deemed to have been given when personally delivered or mailed by prepaid certified or registered mail, return receipt requested, to the party to whom such notice or communication is directed, to the address of such party set forth in the Loan Agreement (or at such other address as may have been designated by written notice pursuant to this Section 4.02).
     Section 4.03. Waiver of Exemptions. By executing this Guaranty, Guarantor, to the maximum extent allowed by law, waives any exemption it may have with respect to enforcement hereof other than homestead exemption it might have with respect to real property owned and/or occupied by Guarantor.
     Section 4.04. GOVERNING LAW/VENUE/JURISDICTION. THIS GUARANTY HAS BEEN PREPARED, AND IS INTENDED TO BE PERFORMED, IN THE STATE OF IOWA AND THE SUBSTANTIVE LAWS OF IOWA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS GUARANTY. EACH PARTY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE STATE OF IOWA AND THE IOWA DISTRICT COURT WHERE THE PROPERTY IS LOCATED AND AGREES THAT SAID COURT SHALL BE THE APPROPRIATE VENUE FOR ANY ACTION BROUGHT IN CONNECTION WITH THIS PERSONAL GUARANTY.
     Section 4.05. Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty,

such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty.
     Section 4.06. Entirety and Amendments. There are no unwritten oral agreements between the parties. This Guaranty represents the final agreement between the parties with respect to the matters contained herein and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. This Guaranty may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced.
     Section 4.07. Parties Bound; Assignment. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder.
     Section 4.08. Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.
     Section 4.09. Financial Information. Guarantor agrees to deliver to Lender all financial information required to be delivered pursuant to the Loan Agreement.
     Section 4.10. Waiver of Claims/Trial By Jury. GUARANTOR WAIVES ANY CLAIM IT HAS AGAINST LENDER AS MORE FULLY SET FORTH IN THE LOAN AGREEMENT. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.
     Section 4.11. Counterparts. This document may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.
IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT

CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.
     By signing below, the parties hereto acknowledge that each of them concurrently received of a copy of the documents and each document referenced herein.
     EXECUTED as of the day and year first above written.
[Signature Page Follows]

GUARANTOR: Steadfast Income REIT, Inc.
By:	/s/ Rodney F. Emery
	Name:	Rodney F. Emery
	Title:	Chief Executive Officer

STATE OF _____________	)
) SS.
COUNTY OF _________	)
     This instrument was acknowledged before me on this ___ day of December, 2010 by ____________ as ____________ of Steadfast Income REIT, Inc.
[See Attached Certificate]
Notary Public in and for the State of ______